Exhibit 99(a)

                           TIDEMARK BANCORP, INC.

                              REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The  undersigned hereby  appoints the Board  of Directors  of TideMark
Bancorp, Inc. ("TideMark"), with full power of substitution, to act as proxies for the undersigned and to vote all shares of common stock of TideMark which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 26, 1995, at 10:00 A.m., local time, at the Holiday Inn Hampton-Coliseum Conference Center, located at 1815 West Mercury Boulevard, Hampton, Virginia, and at any and all adjournments thereof.

       THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     This proxy, when properly executed, will be voted as directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the proposals listed. If any other business is properly presented at the Annual Meeting, this proxy will be voted by the proxies in their discretion.

     The Board of Directors recommends that shareholders vote FOR Proposals 1, 2, 3 and 4, below.

      (Continued, and to be marked, signed and dated, on the reverse side)



(Proxy Card, reverse side)

1. The approval and adoption of the Agreement and Plan of Reorganization and related Plans of Merger dated October 31, 1994 (the "Merger Agreement"), among TideMark, TideMark Bank, Crestar Financial Corporation ("Crestar") and Crestar Bank, providing for the merger of TideMark with and into Crestar (the "Merger") as more fully described in the accompanying Proxy Statement/Prospectus pursuant to which each share of common stock of TideMark outstanding as of the effective date of the Merger will be converted into and become a right to receive the number of shares of common stock of Crestar (and associated stock rights) or cash as determined in the manner specified in the accompanying Proxy Statement/Prospectus and the Merger Agreement.

                       FOR                AGAINST               ABSTAIN
                      (box)                (box)                  (box)

2.   The election of directors of TideMark:

              (box) FOR all           (box) WITHHOLD AUTHORITY
                    nominees except         to
                    as marked to            vote for all
                    the contrary            nominees listed
                    below.                  below.

           John R. Lawson, II, Anthony R. Santoro, Gary A. Suttle

  (INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name on the line below.)

  ________________________________________________________________________

3. The ratification of the appointment by the Board of Directors of Coopers & Lybrand, L.L.P. as independent auditors of TideMark for the fiscal year ending June 30, 1995.

                       FOR                AGAINST               ABSTAIN
                      (box)                (box)                 (box)

4. The proposal to approve an adjournment of the Annual Meeting to another date, time and/or place for the purpose of soliciting additional proxies in favor of the Merger Agreement in the event that there are not sufficient votes at the time of the Annual Meeting to approve the Merger Agreement.

                       FOR                AGAINST               ABSTAIN
                      (box)                (box)                 (box)

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The undersigned acknowledges receipt  prior to the execution of  this proxy
of  a   Notice  of   Annual  Meeting  of   Shareholders  and  of   a  Proxy
Statement/Prospectus dated ________________, 1994.

                                       Please  sign  exactly as  your
                                       name  appears  on  this  card.
                                       When   signing  as   attorney,
                                       executor,       administrator,
                                       trustee  or  guardian,  please
                                       give   your  full   title.  If
                                       shares are  held jointly, each
                                       holder may sign, but  only one
                                       signature is required.

                                       Dated    ____________________, 1995

                                       __________________________________
                                                    Signature

                                       __________________________________
                                                    Signature

         Please Mark, Sign, Date and Return the Proxy Card Promptly
                        Using the Enclosed Envelope.